UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2013

SAEXPLORATION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4

(Address of Principal Executive Offices) (Zip Code)

(403) 776-1950

(Registrant’s Telephone Number, Including Area Code)

Trio Merger Corp., 777 Third Avenue, 37th Floor, New York, New York 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

THIS REPORT AND THE EXHIBITS HERETO INCLUDE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER FROM EXPECTATIONS, ESTIMATES AND PROJECTIONS AND, CONSEQUENTLY, YOU SHOULD NOT RELY ON THESE FORWARD LOOKING STATEMENTS AS PREDICTIONS OF FUTURE EVENTS. WORDS SUCH AS “EXPECT,” “ESTIMATE,” “PROJECT,” “BUDGET,” “FORECAST,” “ANTICIPATE,” “INTEND,” “PLAN,” “MAY,” “WILL,” “COULD,” “SHOULD,” “BELIEVES,” “PREDICTS,” “POTENTIAL,” “CONTINUE,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THE REGISTRANT’S EXPECTATIONS WITH RESPECT TO FUTURE PERFORMANCE, ANTICIPATED FINANCIAL IMPACTS OF THE MERGER AND RELATED TRANSACTION.

THESE FORWARD-LOOKING STATEMENTS INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTED RESULTS. MOST OF THESE FACTORS ARE OUTSIDE THE PARTIES’ CONTROL AND DIFFICULT TO PREDICT. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE CHANGES IN ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS, AND OTHER RISKS AND UNCERTAINTIES AFFECTING THE OPERATION OF SAE’S BUSINESS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE: FLUCTUATIONS IN THE LEVELS OF EXPLORATION AND DEVELOPMENT ACTIVITY IN THE OIL AND GAS INDUSTRY; BUSINESS CONDITIONS; WEATHER AND NATURAL DISASTERS; CHANGING INTERPRETATIONS OF GAAP; OUTCOMES OF GOVERNMENT REVIEWS; INQUIRIES AND INVESTIGATIONS AND RELATED LITIGATION; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; LEGISLATION OR REGULATORY ENVIRONMENTS; REQUIREMENTS OR CHANGES ADVERSELY AFFECTING THE BUSINESS IN WHICH SAE IS ENGAGED; FLUCTUATIONS IN CUSTOMER DEMAND; MANAGEMENT OF RAPID GROWTH; INTENSITY OF COMPETITION FROM OTHER PROVIDERS OF SEISMIC ACQUISITION SERVICES; GENERAL ECONOMIC CONDITIONS; GEOPOLITICAL EVENTS AND REGULATORY CHANGES; AND OTHER FACTORS SET FORTH IN THE REGISTRANT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE FOREGOING LIST OF FACTORS IS NOT EXCLUSIVE. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS CONCERNING THE REGISTRANT, THE MERGER, THE RELATED TRANSACTIONS OR OTHER MATTERS AND ATTRIBUTABLE TO THE REGISTRANT OR ANY PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS ABOVE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE. THE REGISTRANT DOES NOT UNDERTAKE OR ACCEPT ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT TO REFLECT ANY CHANGE IN ITS EXPECTATIONS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

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Item 1.01. Entry into a Material Definitive Agreement

As disclosed under the sections entitled “The Merger Proposal” and “The Merger Agreement” beginning at pages 60 and 83, respectively, of the definitive Proxy Statement/Information Statement filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2013 (the “Proxy Statement/Information Statement”) by Trio Merger Corp., now known as SAExploration Holdings, Inc. (the “Registrant”), the Registrant entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 10, 2012, as amended by a First Amendment to Agreement and Plan of Reorganization dated as of May 23, 2013, with Trio Merger Sub, Inc. (“Merger Sub”), the entity formerly known as SAExploration Holdings, Inc. (“Former SAE”) and CLCH, LLC (“CLCH”), which contemplated Former SAE merging with and into Merger Sub with Merger Sub surviving as a wholly-owned subsidiary of the Registrant (the “Merger”). The Merger Agreement and the First Amendment thereto are included as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K (this “Report”).

Item 2.01 of this Report discusses the consummation of the Merger and various other transactions and events contemplated by the Merger Agreement and is incorporated herein by reference. As used herein, “SAE” refers to Former SAE, as to disclosure relating to periods prior to the Merger, and Merger Sub, now known as SAExploration Sub, Inc., as the surviving entity in the Merger, as to disclosure relating to all periods from and after the effective time of the Merger.

As described in Item 2.01 of this Report, at the closing of Merger on June 24, 2013 (the “Closing”), the Registrant entered into two escrow agreements providing for the escrow of certain shares of the Registrant’s common stock issued in connection with the Merger, a registration rights agreement with CLCH and an amendment to the warrant agreement governing its outstanding warrants. Also in connection with the Closing, the Registrant entered into certain executive employment agreements and adopted a 2013 Long-Term Incentive Plan, as further described in Item 5.02 of this Report, which is incorporated herein by reference.

In addition, in connection with the Closing, the Registrant executed a Joinder to Credit Agreement (the “Joinder”), pursuant to which it joined, in the same capacity as SAE, the Credit Agreement dated as of November 28, 2012, among SAE, as parent, its subsidiaries, SAExploration, Inc., SAExploration Seismic Services (US), LLC and NES, LLC, as borrowers (the “Borrowers”), the lenders party thereto, and CP Admin Co LLC, as Administrative Agent (the “Credit Agreement”), as amended by an Amendment No. 1 to Credit Agreement dated as of December 5, 2012 (“Amendment No. 1”), and by an Amendment No. 2 and Consent to Credit Agreement dated as of June 24, 2013 (“Amendment No. 2”). The Credit Agreement, as amended by Amendment No. 1, is described in the Proxy Statement/Information Statement in the section entitled “SAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – 2012 Liquidity and Capital Resources – Debt Financing” beginning on page 158. Amendment No. 2 amends the Credit Agreement to:

•	replace CP Admin Co LLC with MC Admin Co LLC as Administrative Agent, a distinct legal entity in no way affiliated with or related to CP Admin Co LLC;

•	change the definition of “Change of Control” thereunder to lower the economic ownership and voting control percentages that were required to be achieved in connection with the Merger, and that must be maintained upon any disposition of the Registrant’s, by certain of the SAE insiders, including Jeff Hastings, Brian Beatty and Brent Whiteley;

•	change the required Total Leverage Ratio, which is consolidated indebtedness (all outstanding debt, capital lease obligations, unused letters of credit and contingent obligations) divided by consolidated EBITDA, for the fiscal quarter ending June 30, 2013, from 2:50:1:00 to 2:65:1:00;

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•	provide for the relaxation of certain other financial covenants if Borrowers borrow the $20 million of additional loans pursuant to the commitment described below; and

•	make certain other clarifying changes to certain provisions of the Credit Agreement.

At the time it entered into Amendment No. 2, SAE and the Borrowers received a commitment from MC Credit Fund I LP to fund, at SAE’s election and subject to the satisfaction of customary closing conditions, the full $20 million of the additional loans available to the borrowers under the Credit Agreement. The commitment expires October 5, 2013.

Copies of the Credit Agreement, Amendment No. 1, Amendment No. 2 and the Joinder are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 21, 2013, the Registrant held its special meeting in lieu of annual meeting of stockholders (the “Special Meeting”), at which the stockholders considered and adopted, among other matters, the Merger Agreement. On June 24, 2013, the parties consummated the Merger.

Pursuant to the Merger Agreement, the SAE common stockholders, on a fully-diluted basis, as consideration for all shares of SAE common stock they held or had the right to acquire prior to the Merger, received: (i) an aggregate of 6,448,443 shares (which includes 30 shares issued in lieu of fractional shares) of the Registrant’s common stock at the Closing; (ii) an aggregate of $7,500,000 in cash at the Closing; (iii) an aggregate of $17,500,000 represented by a promissory note issued by the Registrant at the Closing; and (iv) the right to receive up to 992,108 additional shares (which includes 44 shares that may be issued in lien of fractional shares) of the Registrant’s common stock after the Closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. Additionally, the Registrant paid to CLCH, the holder of all of the outstanding shares of SAE preferred stock, an aggregate of $5,000,000 in cash for all of such shares. Reference is made to the disclosure contained in Item 2.03 of this Current Report with respect to the promissory note issued at the Closing to CLCH, as the representative of the SAE stockholders under the Merger Agreement, which is incorporated herein by reference.

Certain of the shares of the Registrant’s common stock and cash payable as merger consideration were placed in escrow at the Closing. Of the shares of the Registrant’s common stock issued to the SAE stockholders at Closing, an aggregate of 545,635 shares were deposited in escrow pursuant to an escrow agreement among the Registrant, CLCH, as representative of the SAE stockholders, and Continental Stock Transfer & Trust Company, as escrow agent (the “Indemnity Escrow Agreement”), to secure the indemnification obligations owed to the Registrant under the Merger Agreement. The material terms of the Indemnity Escrow Agreement are described in the section of the Proxy Statement/Information Statement entitled “The Merger Proposal – Indemnification of Trio” beginning on page 62 and are incorporated herein by reference. A portion of the merger consideration allocable to holders of certain derivative securities of SAE that were not converted or exchanged prior to the Merger is being held in escrow pursuant to the terms of another escrow agreement (the “Merger Consideration Escrow Agreement”). The Merger Consideration Escrow Agreement provides that CLCH as nominee of the Registrant, will have voting control over all shares of the Registrant’s common stock held in escrow under this agreement. The Indemnity Escrow Agreement and the Merger Consideration Escrow Agreement are attached as Exhibits 10.5 and 10.6, respectively, to this Report.

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At the Closing, the Registrant entered into a registration rights agreement (“Registration Rights Agreement”) with CLCH, which became an “affiliate” of the Registrant under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), as a result of the issuance of shares of the Registrant’s common stock in the Merger. The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Information Statement entitled “The Merger Proposal – Sale Restriction; Resale Registration” beginning on page 63 and are hereby incorporated by reference. The Registration Rights Agreement is attached as Exhibit 10.7 to this Report.

At the Special Meeting, holders of 987,634 shares of the Registrant’s outstanding common stock issued in its initial public offering (“public shares”) exercised their rights to convert those shares to cash at a conversion price of approximately $10.08 per share, or an aggregate of approximately $9.96 million. After giving effect to the issuance of the shares of the Registrant’s common stock to SAE stockholders at the Closing (excluding the additional shares that may be issued to the SAE stockholders based on the achievement of the earnings targets), the issuance of 100,000 shares of the Registrant’s Common Stock in exchange for the UPOs (as defined below) and the conversion of 987,634 of the Registrant’s public shares, there were 13,402,664 shares of the Registrant’s common stock outstanding as of June 24, 2013.

The conversion price for holders of public shares electing conversion was paid out of the Registrant’s trust account, which had a balance immediately prior to the Closing of $61,680,970. The remaining trust account funds were used to pay transaction expenses of approximately $4.0 million and the cash portion of the merger consideration payable to the SAE preferred and common stockholders, totaling $12.5 million, and the balance of approximately $35.2 million was released to the Registrant.

Additionally, immediately prior to the Closing, SAE paid cash dividends to its stockholders of $5 million on shares of its preferred stock and $10 million on shares of its common stock outstanding immediately prior to the merger, for an aggregate dividend amount of $15 million.

At the Special Meeting, the Registrant’s stockholders also voted to approve an amendment to the Registrant’s amended and restated certificate of incorporation to change the Registrant’s name to SAExploration Holdings, Inc. Accordingly, effective upon the Closing, the Registrant changed its name to SAExploration Holdings, Inc. and Merger Sub, the surviving entity in the Merger, changed its name to SAExploration Sub, Inc. Thus, the Registrant is now a holding company called SAExploration Holdings, Inc., operating through its wholly-owned subsidiary, SAExploration Sub, Inc., and its subsidiaries.

At the Closing, the Registrant also entered into an amendment to the warrant agreement (“Warrant Amendment”) with Continental Stock Transfer & Trust Company, as warrant agent, which amends the Registrant’s warrants to (i) increase the exercise price of the warrants from $7.50 to $12.00 per share of the Registrant’s common stock and (ii) increase the redemption price of the warrants from $12.50 to $15.00 per share of the Registrant’s common stock. On December 10, 2012, the Registrant obtained written consents from the holders of a majority of the then outstanding warrants approving the Warrant Amendment. Reference is made to the disclosure in the Proxy Statement/Information Statement in the section entitled “The Warrant Amendments” on page 127, which is incorporated herein by reference, for further information related to the Warrant Amendment.

Pursuant to the Merger Agreement, the Registrant agreed to offer the holders of Registrant’s warrants the right to exchange their warrants for shares of Registrant common stock, at a ratio of ten warrants for one share of Registrant common stock. The parties will seek to consummate the warrant exchange as soon as practicable. Certain of the warrant holders, including those who consented to the Warrant Amendment, each of whom is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act, also agreed to participate in the warrant exchange with respect to the warrants held or to be held by them. Any warrants remaining outstanding after the consummation of the warrant exchange will continue to have the same terms as currently set forth in such warrants, as modified by the Warrant Amendment described above. In addition, as part of the reorganization contemplated by the Merger Agreement, EarlyBirdCapital, Inc., the representative of the underwriters of Registrant’s initial public offering, on behalf of itself and its designees, exchanged, at the Closing of the merger, the options (the “UPOs”) to purchase up to a total of 600,000 shares of common stock and 600,000 warrants held by it and its designees for 100,000 shares of Registrant common stock. Reference is made to the disclosure in the Proxy Statement/Information Statement in the section entitled “The Warrant Amendments — Warrant Exchange Offer” on page 127, which is incorporated herein by reference.

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FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company as the Registrant was immediately before the Merger, then the Registrant must disclose the information that would be required if the Registrant were filing a general form for registration of securities on Form 10. Accordingly, the Registrant is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the Registrant’s acquisition of SAE by consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Business

The business of the Registrant is described in the Proxy Statement/Information Statement in the section entitled “Business of SAE” beginning on page 138, and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Registrant’s business are described in the Proxy Statement/Information Statement in the section entitled “Risk Factors – Risks Relating to Trio’s Business and Operations Following the Merger with SAE” beginning on page 35 and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial information of the Registrant, which is incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement/Information Statement in the sections entitled “Selected Historical Financial Information” and “SAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, including the subsection thereof entitled “– Quantitative and Qualitative Disclosures about Market Risk,” beginning on pages 30, 148 and 168, respectively, which is incorporated herein by reference.

Properties

The facilities of the Registrant are described in the Proxy Statement/Information Statement in the section entitled “Business of SAE – Properties” on page 146, which is incorporated herein by reference.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Closing regarding the beneficial ownership of the Registrant’s common stock by:

•	Each person known to be the beneficial owner of more than 5% of the Registrant’s outstanding shares of common stock;

•	Each director and each of the Registrant’s principal executive officer, principal financial officer and three other most highly compensated executive officers (“named executive officers”); and

•	All current executive officers and directors as a group.

Unless otherwise indicated, the Registrant believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Approximate Percentage of Beneficial Ownership(2)
Directors and Executive Officers
Jeff Hastings	6,772,064	(3)	50.5%
Brian Beatty	6,772,064	(4)	50.5%
Brent Whiteley	6,772,064	(5)	50.5%
Eric S. Rosenfeld(6)	4,107,286	(7)	25.2%
David D. Sgro(6)	578,056	(8)	4.2%
Gary Dalton	––		––
Arnold Wong	––		––
Gregory R. Monahan(6)	100,433	(9)	*
Mike Scott	44,455	(10)	*
Darin Silvernagle	32,486	(11)	*
All directors and executive officers as a group (11 persons)	10,232,589	(12)	61.0%
Five Percent Holders:
HighVista Strategies LLC(13)	690,000	(14)	5.1%
Polar Securities, Inc.(15)	714,700	(16)	5.3%

_______________________

* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4.

(2)	The percentage of beneficial ownership upon consummation of the Merger is calculated based on 13,402,664 shares of common stock deemed outstanding as of June 26, 2013, including shares of common stock in the process of being issued to former SAE stockholders in connection with the Merger. Such amounts do not take into account the shares that would be issued to SAE stockholders upon achievement of the EBITDA targets, shares underlying the Registrant’s outstanding warrants, shares underlying the warrants that may be issued upon conversion of certain outstanding convertible promissory notes or shares that may be issued under the Registrant’s 2013 Long Term Incentive Plan.

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(3)	Includes 3,269,954 shares held directly by CLCH, and includes and excludes, as applicable, the shares included and excluded by Seismic Management Holdings Inc. and Brent Whiteley, as set forth in notes (4) and (5) below, as members of a “group” (as defined in Section 13(d)-3 of the Securities Exchange Act of 1934, as amended) with CLCH. Includes (i) 390,859 shares that may be issued to the holders of SAE derivative securities upon their conversion or exercise over which CLCH has voting control as nominee of the Registrant, and (ii) 1,629,441 shares over which CLCH was granted voting control pursuant to voting proxy agreements entered into upon Closing. This amount excludes up to 503,070 shares of common stock that may be issued to CLCH under the Merger Agreement after the Closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. CLCH is controlled by Jeff Hastings, who became the executive chairman and a director of the Registrant upon consummation of the Merger. The business address for CLCH is 4721 Golden Spring Circle, Anchorage, Alaska 99507.

(4)	Includes 1,196,846 shares held directly by Seismic Management Holdings Inc., and includes and excludes, as applicable, the shares included and excluded by CLCH and Brent Whiteley, as set forth in note (3) above and note (5) below, as members of a group with Seismic Management Holdings Inc. Excludes up to 184,131 shares of common stock that may be issued to Seismic Management Holdings Inc. under the Merger Agreement after the Closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. Seismic Management Holdings Inc. is controlled by Brian Beatty, who became the chief executive officer and a director of the Registrant upon consummation of the Merger, and his wife, Sheri L. Beatty. The business address for Seismic Management is 59 Westpoint Court SW, Calgary, AB, T3H 4M7.

(5)	Includes 284,964 shares held directly by Mr. Whiteley, and includes and excludes, as applicable, the shares included and excluded by CLCH and Seismic Management Holdings Inc. as set forth in notes (3) and (4) above, as members of a group with Mr. Whiteley. Excludes up to 43,841 shares of common stock that may be issued to Mr. Whiteley, under the Merger Agreement based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. Mr. Whiteley became the chief financial officer, general counsel and secretary and a director of the Registrant upon consummation of the Merger.

(6)	The business address of this individual is 777 Third Avenue, 37th Floor, New York, New York 10017.

(7)	Includes (i) 2,314,912 shares of common stock issuable upon the exercise of insider warrants held by Mr. Rosenfeld that became exercisable upon consummation of the Merger and (ii) 600,000 shares of common stock underlying 600,000 warrants that may be issued upon conversion of $300,000 in promissory notes held by Mr. Rosenfeld, which became convertible, subject to the effectiveness of stockholder approval of such conversion, upon consummation of the Merger. Mr. Rosenfeld has entered into a voting proxy agreement with CLCH, an affiliate of Jeff Hastings.

(8)	Includes (i) 22,806 shares of common stock issuable upon the exercise of insider warrants held by Mr. Sgro that became exercisable upon consummation of the Merger and (ii) 400,000 shares of common stock underlying 400,000 warrants that may be issued upon conversion of $200,000 in promissory notes held by Mr. Sgro, which became convertible, subject to the effectiveness of stockholder approval of such conversion, upon consummation of the Merger. Mr. Sgro has entered into a voting proxy agreement with CLCH, an affiliate of Jeff Hastings.

(9)	Includes 22,807 shares of common stock issuable upon the exercise of insider warrants held by Mr. Monahan that became exercisable upon consummation of the Merger. Mr. Monahan has entered into a voting proxy agreement with CLCH, an affiliate of Jeff Hastings.

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(10)	Excludes up to 6,840 shares of common stock that may be issued to Mr. Scott under the Merger Agreement after the Closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. Mr. Scott has granted a revocable voting proxy to CLCH, an affiliate of Jeff Hastings, giving CLCH the power to vote all shares of the Registrant’s common stock owned by him. Mr. Scott became the executive vice president – operations of the Registrant upon consummation of the Merger.

(11)	Excludes up to 4,998 shares of common stock that may be issued to Mr. Silvernagle under the Merger Agreement after the Closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. Mr. Silvernagle has granted a revocable voting proxy to CLCH, an affiliate of Jeff Hastings, giving CLCH the power to vote all shares of the Registrant’s common stock owned by him. Mr. Silvernagle became the executive vice president – technology of the Registrant upon consummation of the Merger.

(12)	Includes (i) 2,360,525 shares of common stock issuable upon the exercise of insider warrants held by Messrs. Rosenfeld, Sgro and Monahan that became exercisable upon consummation of the Merger, (ii) 1,000,000 shares of common stock underlying 1,000,000 warrants that may be issued upon conversion of $500,000 in promissory notes held by Messrs. Rosenfeld and Sgro, which became convertible, subject to the effectiveness of stockholder approval of such conversion, upon consummation of the Merger, (iii) 87,793 shares of common stock issuable to executive officers of the Registrant upon the conversion of SAE derivative securities held by them, (iv) 303,066 of the shares that may be issued to the holders of SAE derivative securities upon their conversion or exercise that CLCH has voting control over as nominee of the Registrant (which excludes the 87,793 shares issuable to executive officers of the Registrant upon the conversion SAE derivative securities held by them), and (v) 227,250 of the shares over which CLCH was granted voting control pursuant to voting proxy agreements entered into upon Closing (which excludes the 1,402,191 shares over which CLCH was granted voting control that are held by the Registrant’s directors and executive officers). This amount excludes (i) up to 742,880 shares of common stock that may be issued to CLCH, Seismic Management Holdings Inc., Mr. Whiteley and certain other executive officers of the Registrant under the Merger Agreement after the Closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years and (ii) up to an additional 13,507 shares of common stock that may be issued to executive officers of the Registrant after the Closing upon the achievement of such earnings targets and upon the conversion of SAE derivative securities held by them.

(13)	The reporting persons also include HighVista GP, LLC, HighVista GP Limited Partnership, HighVista I Limited Partnership, HighVista II Limited Partnership, HighVista III, Ltd., HighVista V Limited Partnership, XL Re Ltd, Brian H. Chu and Andre F. Perold. The business address of HighVista Strategies LLC, HighVista GP, LLC, HighVista GP Limited Partnership, HighVista I Limited Partnership, HighVista II Limited Partnership and HighVista V Limited Partnership is John Hancock Tower, 50th Floor, 200 Clarendon Street, Boston, MA 02116. The business address of HighVista III, Ltd. is Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies. The business address for XL Re Ltd is Brian O’Hara House, One Bermudiana Road, Hamilton HM08, Bermuda. The foregoing information and the information in note (14) below was derived from a Schedule 13G filed on February 14, 2013.

(14)	HighVista Strategies LLC, HighVista GP, LLC, HighVista GP Limited Partnership, Brian Chu and Andre F. Perold each have sole voting and dispositive power with respect to all such shares. HighVista I Limited Partnership has sole voting and dispositive power with respect to 279,781 of such shares. HighVista II Limited Partnership has sole voting and dispositive power with respect to 230,916 of such shares. HighVista III, Ltd. has sole voting and dispositive power with respect to 107,167 of such shares. HighVista V Limited Partnership has sole voting and dispositive power with respect to 21,156 of such shares. XL Re Ltd has sole voting and dispositive power with respect to 50,980 of such shares.

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(15)	The reporting persons also include North Pole Capital Master Fund. The business address of the reporting persons is 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario M5H 2Y4. The foregoing information and the information in note (16) below was derived from a Schedule 13G filed on February 14, 2013.

(16)	Polar Securities, Inc. and North Pole Capital Master Fund each have shared voting and dispositive power with respect to all such shares.

Directors and Executive Officers

At the Special Meeting, the Registrant’s stockholders elected the eight director nominees presented in the Proxy Statement/Information Statement to the Registrant’s board of directors as follows:

•	in the class to stand for reelection in 2014: Jeff Hastings, Brent Whiteley and Gary Dalton;

•	in the class to stand for reelection in 2015: Brian Beatty and Arnold Wong; and

•	in the class to stand for reelection in 2016: Eric S. Rosenfeld, David D. Sgro and Gregory R. Monahan.

Immediately after the Closing, the Registrant’s board of directors established a standing executive committee, consisting of Messrs. Hastings, Beatty, Whiteley and Rosenfeld. The executive committee is empowered with authority to act on behalf of the Registrant in instances where full board authorization is not required. The Registrant also has a standing audit committee, consisting of Messrs. Sgro, Monahan and Dalton, and a standing compensation committee, consisting of Messrs. Hastings, Rosenfeld and Dalton.

The executive officers of the Registrant following the Closing are as follows:

Name	Age	Position
Jeff Hastings	55	Executive Chairman of the Board
Brian Beatty	50	Chief Executive Officer, President
Brent Whiteley	47	Chief Financial Officer, General Counsel, Secretary
Mike Scott	55	Executive Vice President – Operations
Darin Silvernagle	47	Executive Vice President – Technology
David Siegfried	51	Executive Vice President – Business Development[1]

______________

1 Mr. Siegfried is an executive officer of certain subsidiaries of the Registrant but is not an appointed officer of Registrant.

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Information regarding the Registrant’s directors, and its executive officers who are also directors, and the criteria for their selection as nominees for director, is included in the Proxy Statement/Information Statement in the sections entitled “The Director Election Proposal- Information About Executive Officers, Directors and Nominees” and “The Director Election Proposal- Nominating Committee Information – Guidelines for Selecting Director Nominees” beginning on pages 110 and 117, respectively, and that information is incorporated herein by reference. Information regarding Messrs. Scott, Silvernagle and Siegfried is set forth below.

Mike Scott is the Registrant’s Executive Vice President – Operations. Prior to the Merger, he was Executive Vice President of Operations of SAE, a position he held since joining SAE in September 2011. Mr. Scott spent the 20 years prior to joining SAE with Veritas (CGGVeritas), ultimately serving in the role of VP North American Operations, with responsibilities for Veritas’ growth through market expansion, strategic positioning and implementation of a comprehensive quality, health, safety and environmental management system.

Darin Silvernagle is the Registrant’s Executive Vice President – Technology. Prior to the Merger, Mr. Silvernagle served as Executive Vice President of Technology of SAE since joining SAE in September 2011. Mr. Silvernagle has over 30 years of experience in the geophysical services industry. Prior to joining SAE, Mr. Silvernagle worked for 17 years with Veritas, Veritas DGC Land and finally CGGVeritas. Mr. Silvernagle held a variety of roles with those companies including Technical Manager of North America, Technical Manager of North and South America and, ultimately, VP of Resources for the Global Land Division. In these roles, Mr. Silvernagle managed all aspects of technical operations in both field and office locations. His assignments included the diverse operating environments of Canada, the Canadian Arctic, the North Slope of Alaska, the US Lower 48, the Middle East and South America. Mr. Silvernagle spent 10 years in the field in supporting roles for all aspects of crew operations.

David Siegfried is the Executive Vice President of Business Development of SAExploration (Canada) Ltd., a wholly-owned subsidiary of SAE. Mr. Siegfried has been with SAE since August 2011, when SAE acquired Datum Exploration Ltd. There Mr. Siegfried was a senior partner and served as President, CEO and Chairman of the Board of Directors from October 2003 until its acquisition by SAE. Prior to that date, Mr. Siegfried held senior management positions at Trace Energy Services and Western Geophysical. Mr. Siegfried has 39 years of experience in the geophysical industry, and he holds a Bachelor of Science from the University of Alberta and an MBA from the University of Houston.

Executive and Director Compensation

Summary Compensation Table

The following table provides summary information concerning compensation for each named executive officer as of December 31, 2012, December 31, 2011, and December 31, 2010:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Jeff Hastings	2012	$387,929	—		$31,653	(1)	$419,582
Executive Chairman	2011	$101,999	—		$28,838	(2)	$128,837
	2010	$606,100	—		—		$606,100
Brian Beatty	2012	$406,499	—		$14,381	(3)	$420,880
President and CEO	2011	$302,999	—		$504	(2)	$303,503
	2010	$249,100	—		—		$249,100
Brent Whiteley	2012	$300,346	509,000	(4)	$28,653	(5)	$837,999
CFO, General Counsel and Secretary	2011	$240,000	—		$3,900	(2)	$243,900
Mike Scott	2012	$253,750	79,404	(6)	$27,086	(7)	$360,240
Executive Vice President – Operations	2011	$74,038	—		$4,802	(8)	$78,840
Darin Silvernagle	2012	$262,750	58,026 (9)		$20,587	(10)	$341,363
Executive Vice President – Technology	2011	$56,384	—		$79,443	(11)	$135,827

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______

*	Messrs. Hastings and Beatty were the only executive officers of SAE during 2010. Messrs. Whiteley, Scott and Silvernagle joined SAE in 2011, and were employed for only a part of the year.

(1)	Represents Mr. Hastings’ $2,750/month automobile allowance and the payment of the premiums on his health and life insurance policies by SAE.

(2)	Represents the payment of premiums on the executive’s health and life insurance policies by SAE.

(3)	Represents Mr. Beatty’s $2,750/month automobile allowance and the payment of the premiums on his health and life insurance policies by SAE.

(4)	On November 26, 2012, Mr. Whiteley received 50,000 shares of restricted stock with a grant date fair value of $10.18 per share. All 50,000 shares were scheduled to vest on the fifth anniversary of the date of grant. The SAE board of directors elected to vest all such shares in full immediately prior to the Merger.

(5)	Represents Mr. Whiteley’s $1,750/month automobile allowance and the payment of the premiums on his health and life insurance policies by SAE.

(6)	On November 26, 2012, Mr. Scott received 7,800 shares of restricted stock with a grant date fair value of $10.18 per share. All 7,800 shares were scheduled to vest on the fifth anniversary of the date of grant. The SAE board of directors elected to vest all such shares in full immediately prior to the Merger.

(7)	Represents Mr. Scott’s $1,000/month automobile allowance, company contribution to the SAE retirement registered savings plan of $992.50 per month and payment of premiums on his health and life insurance policies by SAE.

(8)	Represents Mr. Scott’s $1,000/month automobile allowance and the payment of the premiums on his health and life insurance policies by SAE.

(9)	On November 26, 2012, Mr. Silvernagle received 5,700 shares of restricted stock with a grant date fair value of $10.18 per share. All 5,700 shares were scheduled to vest on the fifth anniversary of the date of grant. The SAE board of directors elected to vest all such shares in full immediately prior to the Merger.

(10)	Represents Mr. Silvernagle’s $700/month automobile allowance, company contribution to the SAE retirement registered savings plan of $990.63 per month and payment of premiums on his health and life insurance policies by SAE.

(11)	Represents Mr. Silvernagle’s $700/month automobile allowance and the payment of premiums on his health and life insurance policies by SAE and a signing bonus of $75,000.

Additional information regarding the executive compensation of the Registrant’s named executive officers and directors is described in the Proxy Statement/Information Statement in the section entitled “The Director Election Proposal – Trio Executive Officer and Director Compensation” beginning on page 118, and that information is incorporated herein by reference.

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Restricted Stock

Prior to the Merger, Messrs. Whiteley, Scott and Silvernagle owned 50,000, 7,800 and 5,700, respectively, shares of restricted stock that were issued pursuant to SAE’s 2012 Stock Compensation Plan on November 26, 2012. As issued, the restricted shares were scheduled to vest on the fifth anniversary of the date of issuance. The holder of the shares had the right to dividends and to vote the shares of restricted stock before they vested. The SAE board of directors, in its discretion, elected to accelerate vesting of all restricted shares immediately prior to the Merger, including those of Messrs. Whiteley, Scott and Silvernagle, and, upon the Merger, such shares were converted into the right to receive the merger consideration payable to holders of SAE common stock under the Merger Agreement.

Employment Agreements

Descriptions of the employment agreements between SAE and Jeff Hastings, executive chairman, Brian Beatty, president and chief executive officer, and Brent Whiteley, chief financial officer, general counsel, and secretary, that were in effect prior to the Merger, and the new employment agreements entered into with each of them in connection with the Merger are described in the Proxy Statement/Information Statement in the sections entitled “The Director Election Proposal — SAE Executive Officer and Director Compensation — Current Employment Agreements” and “The Director Election Proposal — Trio Executive Officer and Director Compensation — New Employment Agreements” beginning on pages 122 and 120, respectively, and such descriptions are incorporated herein by reference.

Mike Scott, executive vice president – operations, and Darin Silvernagle, executive vice president – technology, entered into employment agreements with SAExploration, Inc., a wholly-owned subsidiary of SAE formerly known as South American Exploration LLC (“SAExploration”), on July 1, 2011 and July 15, 2011, respectively (collectively, the “Employment Agreements”). The Registrant is in the process of negotiating new employment agreements with Messrs. Scott and Silvernagle.

The Employment Agreements provide for base salaries as follows: Mike Scott ($250,000) and Darin Silvernagle ($237,750). The Employment Agreements provide for variable pay of up to 40% of such executive’s base salary for such calendar year, with such amount being based on the attainment of the following goals, as agreed to from time to time between SAExploration and the executive: (i) the executive’s individual goals (20%); corporate quality, health, safety and environmental goals (30%); and overall corporate fiscal performance (50%). In addition, the executives each receive a monthly automobile allowance. The Employment Agreements also provide for participation in SAExploration’s preferred profit sharing plan, under which the executives were each entitled to receive a distribution of “phantom” shares. Pursuant to agreements between the executives and SAExploration, however, those awards were not issued, and awards of SAE restricted stock under SAE’s 2012 Stock Compensation Plan were made in lieu thereof. The Employment Agreements provide for a signing bonus to the executives of $75,000 each. Mr. Scott elected to defer his signing bonus, and in lieu thereof, he received additional shares of SAE restricted stock under SAE’s 2012 Stock Compensation Plan.

Each Employment Agreement continues in effect until terminated by either SAExploration or the executive, either with or without cause, as provided in the agreement. The Employment Agreements provide that, in the event of a termination of an executive’s employment by SAExploration without cause or by the executive upon a change of control (both as defined in the Employment Agreements), SAExploration will pay him, within five days of the date of termination, the following: (i) a payment equal to 6 months of base salary, and (v) a payment equal to one month’s base salary for each month of service after the first year, up to a maximum of 18 months, and (iii) a payment of the variable pay amount prorated for the partial year prior to termination.

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The Employment Agreements restrict the executives from disclosing confidential information SAExploration uses to compete in the marketplace for any purpose other than to promote SAExploration’s products and services.

SAE’s executives participate in its other benefit plans on the same terms as its other employees. These plans include medical, dental, life insurance, and a retirement registered savings plan for which SAE matches up to 10% of the employee’s base salary or until the Canada Revenue Agency annual limit is reached.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning restricted stock held by each named executive officer that had not vested as of December 31, 2012:

Outstanding Equity Awards at Fiscal Year-End
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeff Hastings	—	—	—	—
Brian Beatty	—	—	—	—
Brent Whiteley	—	—	50,000	$509,000
Mike Scott	—	—	7,800	$79,404
Darin Silvernagle	—	—	5,700	$58,026

SAE’s board of directors elected to accelerate the vesting of all shares of SAE’s restricted stock, including the shares listed above, effective immediately prior to the Merger.

On June 24, 2013, immediately after the Closing, the Registrant’s board of directors set the compensation for its non-employee directors. Each non-employee director will receive $25,000 in cash for each year of board service, payable quarterly in advance. In addition, each independent director serving on a committee will receive $50,000 in cash for each year of committee service, payable quarterly in advance, and an aggregate of $50,000 in shares of restricted stock annually, payable in 2013, upon the Registrant’s adoption of an equity compensation plan for its directors, and thereafter, on July 1 of each year.

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Compensation Committee Interlocks and Insider Participation

The Registrant did not have a compensation committee prior to the Merger. During 2012, the Registrant’s board of directors included Eric S. Rosenfeld, who served as chairman of the board and chief executive officer of the Registrant, and David D. Sgro, who served as the chief financial officer of the Registrant. Neither Mr. Rosenfeld nor Mr. Sgro are or were employees of the Registrant or any of its subsidiaries. Reference is made to the disclosure contained in the paragraph below entitled “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference. During 2012, none of the Registrant’s executive officers served as (i) a member of the compensation committee of another entity, one of whose executive officers served on the Registrant’s board of directors, or (ii) a director or member of the compensation committee of another entity, one of whose executive officers served on the Registrant’s board of directors.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related party transactions of the Registrant are described in the Proxy Statement/Information Statement in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 178, which is incorporated herein by reference. The independence of the Registrant’s directors is described in the Proxy Statement/Information Statement in the section entitled “The Director Election Proposal – Independence of Directors” beginning on page 113, and that information is incorporated herein by reference. The disclosure contained in Item 2.03 of this Report is also incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Information Statement entitled “Business of SAE – Legal Proceedings” beginning on page 146, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The market price of and dividends on the Registrant’s common stock and related stockholder matters are described in the Proxy Statement/Information Statement in the section entitled “Price Range of Trio Securities and Dividends” on page 186, and such information is incorporated herein by reference.

Subsequent to the Closing, the Registrant’s common stock began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SAEX” and its warrants began quotation on the OTC Bulletin Board under the symbol “SAEXW.”

As of June 26, 2013, assuming the exchange of all of the outstanding shares of common stock of SAE in connection with the Closing, there were 40 holders of record of the Registrant’s common stock and 14 holders of record of the Registrant’s warrants. The Registrant believes that there are greater than 300 beneficial holders of its common stock.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of shares of the Registrant’s common stock to the SAE stockholders upon the Merger and to the holders of the UPOs, which is incorporated herein by reference.

Description of Securities

The securities of the Registrant are described in the Proxy Statement/Information Statement in the section entitled “Description of Trio Common Stock and Other Securities” beginning on page 182, which is incorporated herein by reference.

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Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation contains provisions eliminating the personal liability of directors to the Registrant and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware or any other applicable law as it exists on the date of the Registrant’s amended and restated certificate of incorporation or as it may be amended. The General Corporation Law of the State of Delaware prohibits such elimination of personal liability of a director for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction in which the director receives an improper personal benefit.

These provisions only apply to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under the General Corporation Law of the State of Delaware and not for violations of other laws such as the U.S. federal securities laws and U.S. federal and state environmental laws. As a result of these provisions in the Registrant’s amended and restated certificate of incorporation, the Registrant’s stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, the Registrant’s stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against directors that might benefit the Registrant.

In addition, the Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant will indemnify and advance expenses to, and hold harmless, each of the Registrant’s directors and officers (each, an “indemnitee”), to the fullest extent permitted by applicable law, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in the Registrant’s amended and restated certificate of incorporation and bylaws, the Registrant will be required under the Registrant’s amended and restated certificate of incorporation and bylaws to indemnify, or advance expenses to, an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by the Registrant’s board of directors.

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At the Closing, the Registrant entered into indemnification agreements with each of its directors and certain of its officers (each, a “Contractual Indemnitee”). Pursuant to the indemnification agreements, the Registrant will be obligated to indemnify the applicable Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with the Registrant, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding, other than an action or proceeding by or in the Registrant’s right against all expenses, judgments, penalties, fines (including any excise taxes assessed on the Contractual Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. The Registrant will also be obligated to indemnify such Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with the Registrant, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding brought by or in the Registrant’s right to procure a judgment in the Registrant’s favor, against all expenses actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests. Notwithstanding the foregoing sentence, no indemnification against expenses incurred by such Contractual Indemnitee in connection with such an action or proceeding brought by or in the Registrant’s right will be made in respect of any claim, issue or matter as to which such Contractual Indemnitee is adjudged to be liable to the Registrant or if applicable law prohibits such indemnification being made; provided, however, that, in such event, if applicable law so permits, indemnification against such expenses will nevertheless be made by the Registrant if and to the extent that the court in which such action or proceeding has been brought or is pending determines that, despite the adjudication of liability but in view of all the circumstances of the case, the Contractual Indemnitee is fairly and reasonably entitled to indemnity for such expenses.

The indemnification agreements also provide for the advancement of all reasonable expenses incurred by such Contractual Indemnitee in connection with any action or proceeding covered by the indemnification agreement. The Contractual Indemnitee will be required to repay any amounts so advanced if, and to the extent that, it is ultimately determined that he or she is not entitled to be indemnified by the Registrant against such expenses. The Contractual Indemnitee will further be required to return any such advance to the Registrant which remains unspent at the conclusion of the action or proceeding to which the advance related.

In addition, the indemnification agreements provide that the Registrant will use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Registrant is obligated to indemnify a Contractual Indemnitee under his or her indemnification agreement, one or more insurance policies providing the Registrant’s directors and officers coverage for losses from wrongful acts and omissions and to ensure the Registrant’s performance of the Registrant’s indemnification obligations under each indemnification agreement. The form of the indemnification agreements is attached as Exhibit 10.8 to this Report.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial statements and supplementary data of the Registrant, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure contained in the Proxy Statement/Information Statement in the section entitled “Business of SAE — Change in Auditor” on page 147, which is incorporated herein by reference. The disclosure contained in Item 4.01 of this Report is also incorporated herein by reference.

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Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial information of the Registrant, which is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

Certain annual and quarterly financial information regarding SAE was included in the Proxy Statement/Information Statement filed on May 31, 2013, in the section entitled “SAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 148, which is incorporated herein by reference. The disclosure contained in Item 2.01 of this Report is also incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Merger Agreement, at the Closing, the Registrant issued to the SAE common stockholders, on a fully-diluted basis, a promissory note in the aggregate amount of $17,500,000. The promissory note will bear interest at a rate of 10% per annum and will mature on the tenth anniversary of the Closing. It may be prepaid in whole or in part at any time and is subject to certain customary events of default. The promissory note is unsecured and is subordinated to the credit facility provided pursuant to the Credit Agreement. The promissory note is attached as Exhibit 10.9 to this Report.

At the Closing, the Registrant joined the Credit Agreement, as amended by Amendment No. 2, which was executed immediately prior to the Closing. The disclosure regarding the Credit Agreement, the Joinder and Amendment No. 2 contained in Item 1.01 of this Report is incorporated herein by reference.

As previously reported, on each of April 25, 2012, September 26, 2012 and November 21, 2012, Eric S. Rosenfeld, a member of the Registrant’s board of directors and the Registrant’s former chairman and chief executive officer, loaned the Registrant $100,000, and on each of March 7, 2013 and June 4, 2013, Crescendo Advisors II, LLC, an affiliate of Mr. Rosenfeld, loaned the Registrant an additional $100,000, for an aggregate of $500,000 in loans. Each loan was evidenced by a convertible promissory note (each, a “Note,” and collectively, the “Notes”) that was payable upon consummation of the Merger. The principal balance of each Note could be converted, at the holder’s option, to warrants at a price of $0.50 per warrant. Notwithstanding the foregoing, the Notes could not be converted unless stockholder approval of the conversion had become effective, if required by the rules of Nasdaq. Immediately prior to the Closing, Crescendo Advisors II, LLC assigned both of its Notes to David Sgro, a member of the Registrant’s board of directors and the Registrant’s former chief financial officer and secretary, and the Notes were amended and restated solely to (i) extend the maturity date of the Notes to the 60th day after the Closing, and (ii) allow the Notes to be converted at any time after the Closing until the repayment in full of the Notes. Conversion of the Notes remained subject to the effectiveness of stockholder approval. On June 24, 2013, the Registrant obtained written consent to the conversion from the holders of a majority of the Registrant’s outstanding shares of common stock, which consent will become effective 20 days after mailing an information statement on Schedule 14C to the Registrant’s stockholders.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the SAE common stockholders, on a fully-diluted basis, as consideration for all shares of SAE common stock they held or had the right to acquire, received an aggregate of 6,448,443 shares of the Registrant’s common stock at the Closing. The Registrant issued the shares of common stock pursuant to Regulation D and Regulation S promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act.

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The issuance of the Registrant’s common stock to SAE stockholders residing in the United States was made in reliance on Rule 506 of Regulation D, as fewer than 35 of such stockholders are non-accredited investors. The issuance of the Registrant’s common stock to SAE stockholders residing outside of the United States was made in reliance on Regulation S under the Securities Act, as an offshore transaction in which no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. The SAE stockholders represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The SAE stockholders also had adequate access, through business or other relationships, to information about the Registrant.

Reference is made to the Proxy Statement/Information Statement in the section entitled “The Warrant Amendments—Warrant Exchange” on page 127, which is incorporated herein by reference, for information related to the exchange of the UPOs for 100,000 shares of the Registrant’s common stock. Further reference is made to the information contained in Item 2.01 to this Form 8-K.

The issuance of the Registrant’s common stock to the representative of the underwriters of the Registrant’s initial public offering and its designees was made in reliance on Section 3(a)(9) of the Securities Act, as the Registrant’s common stock was issued in exchange for the Registrant’s UPOs and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 3.03. Material Modification to Rights of Security Holders.

Reference is made to the Proxy Statement/Information Statement in the section entitled “The Warrant Amendments” on page 127, which is incorporated herein by reference, for information related to the Warrant Amendment. Further reference is made to the information contained in Item 2.01 to this Form 8-K.

Reference is also made to the disclosure in the Proxy Statement/Information Statement in the sections entitled “The Name Change Proposal” on page 100 and “The Charter Amendments Proposal” on page 101, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Form 8-K.

At the Closing, pursuant to the Joinder, the Registrant joined the Credit Agreement, as amended by Amendment No. 2, which was entered into immediately prior to the Closing. The disclosure regarding the Credit Agreement, the Joinder and Amendment No. 2 contained in Item 1.01 of this Report is incorporated herein by reference. Reference is made to the disclosure regarding the provisions of the Credit Agreement pertaining to the Registrant’s working capital and its ability to pay dividends to its stockholders in the Proxy Statement/Information Statement in the section entitled “SAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” beginning on page 157, which is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Marcum, LLP (“Marcum”) served as the Registrant’s independent registered public accounting firm from February 2, 2011 (inception) through the Closing. In connection with the Closing, Marcum was dismissed and Grant Thornton LLP (“Grant Thornton”), SAE’s independent registered public accounting firm, became the Registrant’s independent registered public accounting firm. The decision to change independent registered accounting firms was made by the audit committee of the Registrant’s board of directors effective as of June 24, 2013, because the historical financial statements of SAE became the historical financial statements of the Registrant after the Closing.

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Marcum’s reports on the Registrant’s financial statements for the year ended December 31, 2012 and the period from February 2, 2011 (inception) through December 31, 2011, did contain an explanatory paragraph relating to substantial doubt about the ability of the Registrant and its subsidiary to continue as a going concern; as described in Note 1 to the Registrant’s consolidated financial statements included in its Annual Report on Form 10-K filed on March 4, 2013 and April 12, 2012. That disclosed, Marcum’s reports on the Registrant’s financial statements for the year ended December 31, 2012 and the period from February 2, 2011 (inception) through December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor were such reports otherwise qualified or modified as to audit scope or accounting principles. During the period from February 2, 2011 (inception) through December 31, 2012 and the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period from February 2, 2011 (inception) through December 31, 2012 and the subsequent interim period preceding Marcum’s dismissal.

During the period from February 2, 2011 (the Registrant’s inception) through December 31, 2012 and the subsequent interim period preceding the engagement of Grant Thornton, the Registrant did not consult Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that Grant Thornton concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The Registrant provided Marcum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Form 8-K. The Company requested that Marcum furnish a letter addressed to the Commission, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Item 5.01. Changes in Control of Registrant.

A change of control of the Registrant occurred on June 24, 2013, as a result of the Merger. Jeff Hastings, Brian Beatty and Brent Whiteley the former controlling stockholders of SAE, together beneficially own approximately 38.4% of the outstanding shares of the Registrant’s common stock, and with the voting proxies granted to CLCH in connection with the Merger, Mr. Hastings and Mr. Beatty have the power to vote approximately 50.5% of the outstanding shares of the Registrant’s common stock. In addition, because Messrs. Hastings, Beatty and Whiteley control more than 50% of the voting power of the Registrant’s common stock, the Registrant will be considered a “controlled company” for purposes of the Nasdaq listing requirements.

Reference is made to the disclosure in the Proxy Statement/Information Statement in the section entitled “The Merger Proposal” beginning on page 60 and “The Merger Agreement” beginning on page 83, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report, which is incorporated herein by reference.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon the Closing, Eric S. Rosenfeld and David D. Sgro resigned as officers of the Company. Jeff Hastings was appointed as the Registrant’s executive chairman, Brian Beatty was appointed as the Registrant’s chief executive officer and Brent Whiteley was appointed as the Registrant’s chief financial officer, general counsel and secretary. Biographical information regarding those individuals is included in the Proxy Statement/Information Statement in the section entitled “The Director Election Proposal” beginning on page 110 for further information, which is incorporated herein by reference.

At the Closing, the Registrant entered into employment agreements with each of Messrs. Hastings, Whiteley and Beatty. A description of the employment agreements is included in the Proxy Statement/Information Statement in the section entitled “The Director Election Proposal — Trio Executive Officer and Director Compensation — New Employment Agreements” beginning on page 120, which is incorporated herein by reference. The employment agreements are attached as Exhibits 10.10, 10.11 and 10.12 to this Report and are incorporated herein by reference.

In connection with the Closing, the SAE stockholders, including Messrs. Hastings, Beatty and Whiteley, entered into lock-up agreements with the Registrant, which restrict the stockholders from selling any of the shares of the Registrant’s common stock that they received as a result of the Merger during the twelve month period after the Closing, subject to certain exceptions. The form of the lock up agreement, the terms of which are identical for all of the former SAE stockholders, is attached as Exhibit 10.13 to this Report.

In addition, at the Special Meeting, the Registrant’s stockholders approved the Registrant’s 2013 Long-Term Incentive Plan. A description of the plan is included in the Proxy Statement/Information Statement in the section entitled “The Incentive Compensation Plan Proposal” beginning on page 103, which is incorporated herein by reference.

Immediately after the Closing, each of the Registrant’s directors, including its executive chairman, its president and chief executive officer and its chief financial officer, general counsel and secretary, entered into an indemnification agreements with the Registrant. Reference is made to the disclosure in Item 2.01 of this Report, which is incorporated herein by reference.

Reference is made to the Proxy Statement/Information Statement section entitled “Certain Relationships and Related Person Transactions” beginning on page 178 for a description of certain transactions between the Registrant and certain of its affiliates, which is incorporated herein by reference. The disclosure contained in Item 2.03 of this Report is also incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, at the Closing, the Registrant filed an amended and restated certificate of incorporation to (a) change the name of the company from “Trio Merger Corp.” to “SAExploration Holdings, Inc.” and (b) remove various provisions that applied only prior to the consummation of the Merger and fix the classification of its board of directors. Reference is made to the disclosure in the Proxy Statement/Information Statement in the sections entitled “The Name Change Proposal” on page 100 and “The Charter Amendments Proposals” on page 101, which are incorporated herein by reference.

In addition, in connection with the Merger, at the Closing, the board of directors of the Registrant adopted amended and restated bylaws to reflect the change of the Registrant’s name, provide that indemnification of employees and agents of the Registrant is permissive, rather than mandatory, and clarify the provision regarding the ability of the board of directors to amend the bylaws.

Copies of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2 to this Report.

21

Item 5.06. Change in Shell Company Status.

As a result of the Merger, the Registrant ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Information Statement in the sections entitled “The Merger Proposal” beginning on page 60 and “The Merger Agreement” beginning on page 83, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On June 24, 2013, the Registrant issued two press releases announcing the completion of the Merger and the change of the trading symbol for the Registrant’s common stock, as well as SAE’s entry into certain new contracts. The June 24, 2013 press releases are included as Exhibits 99.1 and 99.2 hereto.

On June 25, 2013, the Registrant issued two press releases announcing the change of the trading symbols for the Registrant’s common stock and warrants. The June 25, 2013 press releases are included as Exhibits 99.3 and 99.4 hereto.

The information in Item 7.01 of this Current Report, including the exhibits relating thereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including the exhibit relating thereto, shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

Item 9.01. Financial Statement and Exhibits.

(a)-(b) Financial Statements.

The financial statements and selected financial information of SAE included in the Proxy Statement/Information Statement in the sections entitled “Selected Historical Financial Statements,” “Selected Unaudited Pro Forma Condensed Financial Statements,” “Comparative Per Share Data” and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on pages 30, 32, 34 and 92, respectively, are incorporated herein by reference.

The following financial statements of SAE and its subsidiaries are included or incorporated by reference in this report:

Quarterly and Annual Financial Statements

Consolidated Balance Sheets as of March 31, 2013 (Unaudited) and December 31, 2012	FS-34(*)
Unaudited Consolidated Statements of Income and Comprehensive Income for the three months ended March 31, 2013 and 2012	FS-35(*)
Unaudited Consolidated Statements of Changes in Stockholders’ Equity for the three months ended March 31, 2013 and 2012	FS-36(*)
Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2013 and 2012	FS-37(*)
Notes to Unaudited Consolidated Financial Statements	FS-38 – FS-44(*)
Report of Independent Registered Public Accounting Firm	FS-45(*)
Consolidated Balance Sheets as of December 31, 2012 and 2011	FS-46(*)
Consolidated Statements of Income and Comprehensive Income for the Years Ended December 31, 2012, 2011 and 2010	FS-47(*)
Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2012, 2011 and 2010	FS-48(*)
Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010	FS-49(*)
Notes to Consolidated Financial Statements	FS-50 – FS-74(*)
(*)	Incorporated by reference to the corresponding page of the Proxy Statement/Information Statement.

22

(d)           Exhibits

Exhibit No.	Description	Included	Form	Filing Date

1.1	Form of Underwriting Agreement.	By Reference	S-1/A	April 28, 2011

2.1	Agreement and Plan of Reorganization dated as of December 10, 2012, by and among the Registrant., Trio Merger Sub, Inc., SAExploration Holdings, Inc. and CLCH, LLC.	By Reference	8-K	December 11, 2012

2.2	First Amendment to Agreement and Plan of Reorganization dated as of May 23, 2013, by and among the Registrant., Trio Merger Sub, Inc., SAExploration Holdings, Inc. and CLCH, LLC.	By Reference	8-K	May 28, 2013

3.1	Amended and Restated Certificate of Incorporation.	Herewith

3.2	Amended and Restated Bylaws.	Herewith

4.1	Specimen Common Stock Certificate.	Herewith

4.2	Specimen Warrant Certificate.	Herewith

4.3	Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	S-1/A	April 28, 2011

4.4	Amendment to Warrant Agreement dated June 24, 2013, by and between Continental Stock Transfer & Trust Company and the Registrant.	Herewith

23

4.5	Form of Amended and Restated Convertible Promissory Notes issued to Eric S. Rosenfeld and David D. Sgro.	Herewith

10.1	Credit Agreement dated as of November 28, 2012, by and among SAExploration Holdings, Inc., as parent, SAExploration, Inc., SAExploration Seismic Services (US), LLC and NES, LLC, as borrowers, the lenders party thereto, and CP Admin Co LLC, as Administrative Agent.	Herewith(*)

10.2	Amendment No. 1 to Credit Agreement dated as of December 5, 2012, by and among SAExploration Holdings, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the lenders party thereto, and CP Admin Co LLC, as Administrative Agent.	Herewith(*)

10.3	Amendment No. 2 and Consent to Credit Agreement dated as of June 24, 2013, by and among SAExploration Holdings, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the lenders party thereto, and MC Admin Co LLC, as Administrative Agent.	Herewith(*)

10.4	Joinder to Credit Agreement dated as of June 24, 2013, between the Registrant and MC Admin Co LLC.	Herewith

10.5	Indemnity Escrow Agreement dated as of June 24, 2013, by and among SAExploration Holdings, Inc., CLCH, LLC, and Continental Stock Transfer & Trust Company.	Herewith

10.6	Merger Consideration Escrow Agreement dated as of June 24, 2013, by and among SAExploration Holdings, Inc., CLCH, LLC, and Continental Stock Transfer & Trust Company.	Herewith

10.7	Registration Rights Agreement dated June 24, 2013 by and between SAExploration Holdings, Inc. and CLCH, LLC.	Herewith

10.8	Form of Indemnification Agreement.	Herewith

10.9	Unsecured Promissory Note in the amount of $17,500,000 by SAExploration Holdings, Inc. for the benefit of CLCH, LLC, as representative.	Herewith

24

10.10	Employment Agreement dated June 24, 2013, by and between SAExploration Holdings, Inc. and Jeff Hastings.	Herewith(**)

10.11	Employment Agreement dated June 24, 2013, by and between SAExploration Holdings, Inc. and Brian Beatty.	Herewith(**)

10.12	Employment Agreement dated June 24, 2013, by and between SAExploration Holdings, Inc. and Brent Whiteley.	Herewith(**)

10.13	Form of Non-Disclosure Agreement between the Registrant and Jeff Hastings, Brian Beatty and Brent Whiteley.	Herewith

10.14	Form of Lock-Up Agreement between the Registrant and each of the former stockholders of SAExploration Holdings, Inc.	Herewith

10.15	Employment Agreement dated July 1, 2011, by and between SAExploration, Inc. (f/k/a South American Exploration LLC) and Mike Scott.	Herewith(**)

10.16	Employment Agreement dated July 15, 2011, by and between SAExploration, Inc. (f/k/a South American Exploration LLC) and Darin Silvernagle.	Herewith(**)

10.17	SAExploration Holdings, Inc. 2013 Long-Term Incentive Plan.	Herewith(**)

10.18	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the Registrant’s Officers, Directors and Initial Stockholders.	By Reference	S-1/A	April 28, 2011

10.19	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	S-1/A	May 23, 2011

10.20	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.	By Reference	S-1/A	April 28, 2011

10.21	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders and EarlyBirdCapital, Inc.	By Reference	S-1/A	April 28, 2011

10.22	Form of Subscription Agreements among the Registrant, Graubard Miller and the Purchasers of Insider Warrants and EBC Warrants.	By Reference	S-1/A	April 28, 2011

10.23	Form of Warrant Consent/Exchange Agreements.	By Reference	8-K	December 11, 2012

25

14.1	Code of Ethics.	By Reference	S-1/A	April 28, 2011

16.1	Letter dated June 28, 2013, from Marcum, LLP to the Registrant.	Herewith

21.1	List of subsidiaries.	Herewith

99.1	Press release dated June 24, 2013.	Herewith

99.2	Press release dated June 24, 2013.	Herewith

99.3	Press release dated June 25, 2013.	Herewith

99.4	Press release dated June 25, 2013.	Herewith

99.5	Form of Audit Committee Charter.	By Reference	S-1/A	April 28, 2011

99.6	Form of Compensation Committee Charter.	Herewith

 ________________________
(*) Portions of this exhibit have been omitted and filed separately with the Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

(**) Denotes compensation arrangements.

26

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2013
SAEXPLORATION HOLDINGS, INC.

	By:	/s/ Brent Whiteley
Brent Whiteley
Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Included	Form	Filing Date

1.1	Form of Underwriting Agreement.	By Reference	S-1/A	April 28, 2011

2.1	Agreement and Plan of Reorganization dated as of December 10, 2012, by and among the Registrant., Trio Merger Sub, Inc., SAExploration Holdings, Inc. and CLCH, LLC.	By Reference	8-K	December 11, 2012

2.2	First Amendment to Agreement and Plan of Reorganization dated as of May 23, 2013, by and among the Registrant., Trio Merger Sub, Inc., SAExploration Holdings, Inc. and CLCH, LLC.	By Reference	8-K	May 28, 2013

3.1	Amended and Restated Certificate of Incorporation.	Herewith

3.2	Amended and Restated Bylaws.	Herewith

4.1	Specimen Common Stock Certificate.	Herewith

4.2	Specimen Warrant Certificate.	Herewith

4.3	Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	S-1/A	April 28, 2011

4.4	Amendment to Warrant Agreement dated June 24, 2013, by and between Continental Stock Transfer & Trust Company and the Registrant.	Herewith

4.5	Form of Amended and Restated Convertible Promissory Notes issued to Eric S. Rosenfeld and David D. Sgro.	Herewith

10.1	Credit Agreement dated as of November 28, 2012, by and among SAExploration Holdings, Inc., as parent, SAExploration, Inc., SAExploration Seismic Services (US), LLC and NES, LLC, as borrowers, the lenders party thereto, and CP Admin Co LLC, as Administrative Agent.	Herewith(*)

10.2	Amendment No. 1 to Credit Agreement dated as of December 5, 2012, by and among SAExploration Holdings, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the lenders party thereto, and CP Admin Co LLC, as Administrative Agent.	Herewith(*)

10.3	Amendment No. 2 and Consent to Credit Agreement dated as of June 24, 2013, by and among SAExploration Holdings, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC, NES, LLC, the lenders party thereto, and MC Admin Co LLC, as Administrative Agent.	Herewith(*)

10.4	Joinder to Credit Agreement dated as of June 24, 2013, between the Registrant and MC Admin Co LLC.	Herewith

10.5	Indemnity Escrow Agreement dated as of June 24, 2013, by and among SAExploration Holdings, Inc., CLCH, LLC, and Continental Stock Transfer & Trust Company.	Herewith

10.6	Merger Consideration Escrow Agreement dated as of June 24, 2013, by and among SAExploration Holdings, Inc., CLCH, LLC, and Continental Stock Transfer & Trust Company.	Herewith

10.7	Registration Rights Agreement dated June 24, 2013 by and between SAExploration Holdings, Inc. and CLCH, LLC.	Herewith

10.8	Form of Indemnification Agreement.	Herewith

10.9	Unsecured Promissory Note in the amount of $17,500,000 by SAExploration Holdings, Inc. for the benefit of CLCH, LLC, as representative.	Herewith

10.10	Employment Agreement dated June 24, 2013, by and between SAExploration Holdings, Inc. and Jeff Hastings.	Herewith(**)

10.11	Employment Agreement dated June 24, 2013, by and between SAExploration Holdings, Inc. and Brian Beatty.	Herewith(**)

10.12	Employment Agreement dated June 24, 2013, by and between SAExploration Holdings, Inc. and Brent Whiteley.	Herewith(**)

10.13	Form of Non-Disclosure Agreement between the Registrant and Jeff Hastings, Brian Beatty and Brent Whiteley.	Herewith

10.14	Form of Lock-Up Agreement between the Registrant and each of the former stockholders of SAExploration Holdings, Inc.	Herewith

10.15	Employment Agreement dated July 1, 2011, by and between SAExploration, Inc. (f/k/a South American Exploration LLC) and Mike Scott.	Herewith(**)

10.16	Employment Agreement dated July 15, 2011, by and between SAExploration, Inc. (f/k/a South American Exploration LLC) and Darin Silvernagle.	Herewith(**)

10.17	SAExploration Holdings, Inc. 2013 Long-Term Incentive Plan.	Herewith(**)

10.18	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the Registrant’s Officers, Directors and Initial Stockholders.	By Reference	S-1/A	April 28, 2011

10.19	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	S-1/A	May 23, 2011

10.20	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.	By Reference	S-1/A	April 28, 2011

10.21	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders and EarlyBirdCapital, Inc.	By Reference	S-1/A	April 28, 2011

10.22	Form of Subscription Agreements among the Registrant, Graubard Miller and the Purchasers of Insider Warrants and EBC Warrants.	By Reference	S-1/A	April 28, 2011

10.23	Form of Warrant Consent/Exchange Agreements.	By Reference	8-K	December 11, 2012

14.1	Code of Ethics.	By Reference	S-1/A	April 28, 2011

16.1	Letter dated June 28, 2013, from Marcum, LLP to the Registrant.	Herewith

21.1	List of subsidiaries.	Herewith

99.1	Press release dated June 24, 2013.	Herewith

99.2	Press release dated June 24, 2013.	Herewith

99.3	Press release dated June 25, 2013.	Herewith

99.4	Press release dated June 25, 2013.	Herewith

99.5	Form of Audit Committee Charter.	By Reference	S-1/A	April 28, 2011

99.6	Form of Compensation Committee Charter.	Herewith

 ________________________
(*) Portions of this exhibit have been omitted and filed separately with the Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

(**) Denotes compensation arrangements.